Exhibit 10.29
SAIA, INC.
AMENDED AND RESTATED
2003 OMNIBUS INCENTIVE PLAN
1.	Purpose
The Saia, Inc. 2003 Omnibus Incentive Plan is designed to enable qualified executive, managerial, supervisory and professional personnel of Saia, Inc. and its Subsidiaries and non-employee directors of Saia, Inc. and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms, and in some cases, to enable such personnel to receive cash awards. The opportunity so provided is intended to foster in such individuals a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.
2.	Definitions
When used herein, the following terms shall have the meaning set forth below:
2.1 “Award” shall mean an Option, an SAR, a Performance Unit Award, a Restricted Stock Award, or a grant of Shares.
2.2 “Board” means the Board of Directors of Saia, Inc.
2.3 “Cause” means gross negligence or gross neglect of duties, commission of a felony or of a gross misdemeanor involving moral turpitude; or fraud, disloyalty, dishonesty or willful violation of any law or significant Company or Subsidiary policy resulting in an adverse effect on the Company or such Subsidiary.
2.4 “Code” means the Internal Revenue Code of 1986, as amended.
2.5 “Committee” means the members of the Board’s Compensation Committee who are “disinterested persons” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended, as it exists on the effective date of the Plan or as subsequently amended or interpreted and who are “outside directors” within the meaning of Section 162(m) of the Code and the regulations thereunder.
2.6 “EBITDA” means the Company’s consolidated earnings before interest, taxes, depreciation and amortization, as derived from the Company’s audited financial statements as the sum of operating income plus depreciation and amortization, as calculated by the Committee.
2.7 “Company” means Saia, Inc., a Delaware corporation.

2.8 “Fair Market Value” means with respect to the Company’s Shares the closing price of the Shares as reported by NASDAQ or if the closing price is not reported, the bid price of the Shares as reported by NASDAQ.
2.9 “Grantee” means a person to whom an Award is made.
2.10 “Incentive Stock Option” or “ISO” means an Option awarded under the Plan which meets the requirements of Section 422 of the Code and the regulations thereunder.
2.11 “NASDAQ” means the National Association of Securities Dealers Automated Quotation System.
2.12 “Non-Employee Director” means a director of the Company who is not also an employee of the Company or any Subsidiary.
2.13 “Non-Qualified Stock Option” or “NQSO” means an Option awarded under the Plan, which is not an ISO.
2.14 “Option” means the right to purchase, at a price, for a Term, under conditions, and for cash or other considerations fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, a number of Shares specified by the Committee. An Option may be either an ISO or an NQSO or a combination thereof.
2.15 “Performance Unit Award” means an award of cash tied to selected performance criteria. Performance Unit Awards will provide for the payment of cash if performance goals are achieved over specified performance periods.
2.16 “Plan” means this Saia, Inc. Amended and Restated 2003 Omnibus Incentive Plan.
2.17 “Restricted Stock Award” means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.
2.18 “Right of First Refusal” means the right of the Company to be given the opportunity to repurchase Shares awarded under the Plan at their then Fair Market Value prior to such Shares being offered for sale to any other party. This right shall apply to any Shares awarded under the Plan under terms and conditions established by the Committee at the time of Award, and shall apply to all Grantees and their guardians, legal representatives, joint tenants, tenants in common, heirs or Successors.
2.19 “SAR” means a right to surrender to the Company all or a portion of an Option and to be paid therefore an amount, as determined by the Committee, no greater than the excess, if any, of (a) the Fair Market Value, on the date such right is exercised, of the Shares to which the Option or portion thereof relates, over (b) the aggregate Option price of those Shares.

2.20 “Shares” means shares of the Company’s common stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.
2.21 “Subsidiary” means any business, whether or not incorporated, in which the Company, at the time an Award is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50% of the equity interest.
2.22 “Successor” means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option or an SAR, or to receive Shares issuable in satisfaction of a Restricted Stock Award, by bequest or inheritance or by reason of the death of the Grantee, as provided in accordance with Section 12 hereof.
2.23 “Term” means the period during which a particular Option or SAR may be exercised or the period during which the restrictions placed on a Restricted Stock Award are in effect.
2.24 “Total Disability” means total disability as defined under the Company’s or any Subsidiary’s group insurance plan covering total disability. In the absence of such insurance plan the Committee shall make such determination.
3.	Administration of the Plan
3.1 The Plan shall be administered by the Committee.
3.2 The Committee shall have plenary authority, subject to the provisions of the Plan, to determine when and to whom Awards shall be granted, the Term of each Award, the number of Shares covered by the Award, and all other terms or conditions of the Award. The Committee may grant such additional benefits in connection with any Award as it deems appropriate. The number of Shares, the Term, the other terms and conditions of a particular kind of Award and any additional benefits granted in connection with any Award need not be the same, even as to Awards made at the same time. The Committee’s actions in granting Awards, in setting their terms and conditions, and in granting any additional benefits in connection with any Award, shall be conclusive on all persons.
3.3 The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of, or in connection with, the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall be conclusive and binding upon all Grantees, Successors, and all other persons.
3.4 The Committee shall regularly inform the Board of its actions with respect to all Awards under the Plan and the terms and conditions of such

Awards in a manner, at such times, and in such form as the Board may reasonably request.
3.5 The performance criteria for Awards made to any “covered employee” (as defined in Section 162(m) of the Code), and which are intended to qualify as “performance-based compensation” (as defined in Section 162(m) of the Code), shall consist of objective tests established by the Committee based on one or more of the indicators of performance described in Section 8.2.
4.	Eligibility
Awards may be made under the Plan to employees of the Company or a Subsidiary who have executive, managerial, supervisory or professional responsibilities. In making a determination concerning the granting of Awards to eligible employees, the Committee may take into account the nature of the services they have rendered or that the Committee expects they will render, their present and potential contributions to the success of the business, the number of years of effective service they are expected to have and such other factors as the Committee in its sole discretion shall deem relevant. Awards may be made to Non-Employee Directors pursuant to Section 10.
5.	Shares Subject to Plan
Subject to adjustment as provided in Section 21 below, 424,000 Shares are hereby reserved for issuance in connection with Awards under the Plan. The Shares so issued may be unreserved Shares held in the treasury however acquired or Shares which are authorized but unissued. For purposes of determining the number of Shares issued under the Plan, no Shares shall be deemed issued until they are actually delivered to a Grantee or such other person described in Section 11. Shares covered by Awards that either wholly or partly are not earned, or that expire or are forfeited, cancelled or terminated shall be available for future issuance of Awards. Subject to adjustment as provided in Section 21 below:
     (a) the maximum number of Shares with respect to which Options and SAR’s may be granted during the term of the Plan to an employee under the Plan is 100,000 Shares;
     (b) the maximum number of Shares with respect to which Restricted Stock Awards and awards of Shares may be granted during the term of the Plan to an employee or Non-Employee Director under the Plan is 50,000 Shares; and
     (c) the maximum number of Shares with respect to which Restricted Stock Awards and awards of Shares may be granted in the aggregate during the term of the Plan is 100,000 Shares.
6.	Granting of Options to Employees
6.1 Subject to the terms of the Plan, the Committee may from time to time grant Options to eligible employees.

6.2 The aggregate Fair Market Value (as determined on the date of grant) of ISO Awards to an individual Grantee and exercisable for the first time during any calendar year shall not exceed $100,000.
6.3 The purchase price of each Share subject to Options shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date the Option is granted. Except as otherwise provided in Section 21, in no event may an Option be repriced.
6.4 The minimum purchase price of an ISO Award shall be 110% of Fair Market Value with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company as defined by the Code.
6.5 Each Option shall expire and all right to purchase Shares thereunder shall cease on the date fixed by the Committee, which subject to the terms of the Plan, shall not be later than the tenth anniversary of the date on which the Option was granted.
6.6 ISO awards shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date on which the Option was granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company as defined by the Code.
6.7 Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee. Except to the extent otherwise provided in or pursuant to Sections 12 and 13, no Option granted to employees shall become exercisable as to any Shares during the first six months after the date on which the Option was granted.
6.8 Subject to the terms of the Plan, the Committee may make all or any portion of Option Shares subject to a Right of First Refusal for any period of time set by the Committee at the time of Award.
6.9 Each Option granted under this Section 6 shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.
7.	Grant of Stock Appreciation Rights to Employees
7.1 The Committee may, in its discretion, grant an SAR to any employee that is the holder of an Option, either at the time the Option is granted or by amending the instrument evidencing the grant of the Option at any time after the Option is granted and more than six months before the end of the Term of the Option, so long as the grant is made during the period in which grants of SARs may be made under the Plan.
7.2 Each SAR shall be for such Term, and shall be subject to such other terms and conditions, as the Committee shall impose. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations on the amount of appreciation which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Grantee upon his or her exercise of an SAR shall be paid in cash and what portion, if any, shall be payable in Shares. If and to the extent that Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.
7.3 Except to the extent otherwise provided in Sections 12 and 13, no SAR shall be exercisable during the first six months after its date of grant.
7.4 Upon exercise of an SAR, the Option, or portion thereof, with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.
8.	Grant of Performance Unit Awards to Employees
8.1 The Committee may designate employees as Grantees of Performance Unit Awards and shall establish performance periods under the Performance Unit Awards, provided that the total cash covered by all Performance Unit Awards granted to a “covered employee” (as defined in Section 162(m) of the Code) with respect to a performance period shall not exceed 1% of EBITDA for the Company and its Subsidiaries on a consolidated basis for the three fiscal years immediately preceding the grant; provided, further that the total cash covered by all Performance Unit Awards granted to all “covered employees” (as defined in Section 162(m) of the Code) as a group with respect to a performance period shall not exceed 2% of EBITDA for the Company and its Subsidiaries on a consolidated basis for the three fiscal years immediately preceding the grant.
8.2 The Committee shall establish indicators of performance applicable to the relevant performance period. Indicators of performance are utilized to determine the amount and timing of Performance Unit Awards, and may vary between performance periods and different Performance Unit Awards. The indicators of performance shall be one or more of the following: the Company’s pretax income, net income, earnings per Share, revenue, expenses, return on assets, return on equity, return on investment, return on capital, net profit margin, operating profit margin, cash flow, total stockholder return, capitalization, liquidity, results of customer satisfaction surveys, quality, safety, productivity, cost management or process improvement or any combination of the foregoing as the Committee approves. Such performance goals may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of any of the foregoing, or based upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in accounting standards required by U. S. generally accepted accounting principles.
8.3 Subject to the terms of the Plan, the Committee may make downward adjustments in Performance Unit Awards to Grantees.

8.4 At the time of making grants of Performance Unit Awards, the Committee shall establish such terms and conditions as it shall determine applicable to such Awards.
8.5 Subject to applicable restrictions under Section 162(m) of the Code, the Committee shall determine the extent to which an Employee shall participate in a partial performance period because of becoming eligible to be a Grantee after the beginning of such performance period. In the event a Grantee is involuntarily terminated without cause or terminates employment due to death, Total Disability or retirement (as determined by the Committee), after completing at least 50% of the performance period for an Award, such Grantee shall be entitled to a pro rata portion of the Award if the indicators of performance are met, payable in accordance with procedures established by the Committee.
9.	Grant of Restricted Stock Awards to Employees
9.1 Subject to the terms of the Plan, the Committee may also grant eligible employees Restricted Stock Awards.
9.2 The terms and conditions of such Awards, including restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee. Except as provided in or pursuant to Sections 12 and 13, no such restrictions shall lapse earlier than the first, or later than the tenth, anniversary of the date of the Award.
9.3 The Committee may establish terms and conditions under which the Grantee of a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which, as of the record date for such dividend, have been awarded but not delivered to him or her. Any such dividend equivalents shall be paid to the Grantee of the Restricted Stock Award at such time or times during the period when the Shares are being held by the Company pursuant to the terms of the Restricted Stock Award, or at the time the Shares to which the dividend equivalents apply are delivered to the Grantee, as the Committee shall determine. Any arrangement for the payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to receive Shares being held pursuant to the terms of the Restricted Stock Award shall lapse.
9.4 Subject to the terms of the Plan, the Committee may make all or any portion of Shares Awarded under a Restricted Stock Award subject to a Right of First Refusal for any period of time set by the Committee at the time of Award.
9.5 The Committee may adopt and apply rules to ensure compliance with tax withholding requirements, including, but not limited to, the retention of a sufficient number of restricted shares upon which restrictions have lapsed to pay such tax.

10.	Awards to Non-Employee Directors
10.1 Mandatory Retainer Awards. At the later of (i) the Board of Directors meeting immediately following the Company’s annual meeting of stockholders in each calendar year, and (ii) the third business day after the announcement of the Company’s earnings results for the quarter ended prior to the Company’s annual meeting of stockholders in each calendar year, each Non—Employee Director shall be granted an award of Shares equal in value to fifty percent (50%) of the then applicable level of annual Board and committee retainers, with the value of the Shares to be computed for the purposes of determining the number of Shares awarded by reference to the Fair Market Value of a Share on the date of the award of the Shares. Any Non-Employee Director appointed to the Board of Directors other than at the Company’s annual meeting of stockholders shall be granted upon his or her appointment an award of Shares equal in value to fifty percent (50%) of the then applicable level of annual Board and committee retainers, reduced proportionately as the Committee deems appropriate based on the time remaining until the next annual meeting of stockholders, with the value of Shares to be computed for the purposes of determining the number of Shares awarded by reference to the Fair Market Value of a Share on the date of the award of the Shares. Fractional Shares shall be rounded off to the nearest whole share. Such award shall be in lieu of fifty percent (50%) of the annual Board and Committee retainers otherwise payable to the Non-Employee Directors in cash. To the extent that there are insufficient Shares available for Awards, the Awards to all Non-Employee Directors for that year shall be proportionately reduced and the balance paid in cash. Notwithstanding the preceding, any award made under this Section 10.1 to the non-executive chairman of the Board may, at the discretion of the Committee, be made in cash rather than in Shares.
10.2 Discretionary Retainer Awards. Each Non-Employee Director shall annually have the option of receiving up to 100% of the applicable level of annual Board and committee retainers in Shares rather than cash. Should any Non-Employee Director desire to take advantage of this option, such Non-Employee Director shall so notify the Committee no later than seven (7) calendar days prior to each year’s annual meeting of stockholders, which notification shall advise the Committee the percentage over and above the mandatory 50% of the annual Board and committee retainers the Non-Employee Director wishes to receive in Shares rather than cash. The number of Shares that shall be awarded to any such Non-Employee Director under this provision shall be determined in the same manner as the awards described in Section 10.1 above.
10.3 Non-Retainer Equity Awards. In addition to the Mandatory Retainer Award under Section 10.1 above, at the later of (i) the Board of Directors meeting immediately following the Company’s annual meeting of stockholders in each calendar year, and (ii) the third business day after the announcement of the Company’s earnings results for the quarter ended prior to the Company’s annual meeting of stockholders in each calendar year, each Non-Employee Director shall be granted an award of not more than 3,000 Shares (with the exact number of Shares to be determined by the Committee). Any Non-Employee Director appointed to the Board of Directors other than at the Company’s annual meeting of stockholders shall be granted upon his or her appointment an award of not more than 3,000 Shares (with the exact number of Shares to be determined by the Committee reduced proportionately based on the time remaining until the next annual meeting of stockholders).
10.4 Deferral of Awards. Notwithstanding Sections 10.1, 10.2 and 10.3, each Non-Employee Director shall have the right to defer all or a portion of his or her Mandatory Retainer Awards under Section 10.1, Discretionary Awards under Section 10.2, and Non-Retainer Equity Awards under Section 10.3 under the Saia, Inc. Directors’ Deferred Fee Plan.
11.	Non-Transferability of Rights
No rights under any Award shall be transferable otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, to the extent allowed by Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934, as amended from time to time, as then applicable to the Company’s benefit plans, the Committee may permit an NQSO to be transferred to a member or members of the Grantee’s immediate family, or to a trust for the benefit for such immediate family member(s) or a partnership, limited liability company, or similar entity in which such immediate family member(s) comprise the majority partners or equity holders. For purposes of this provision, a Grantee’s immediate family shall mean the Grantee’s spouse, children and grandchildren.
12.	Death or Termination of Employment of Employees
12.1 Subject to the provisions of the Plan, the Committee may make such provisions concerning exercise or lapse of Options or SARs on death or termination of employment as it shall, in its discretion, determine. No such provision shall extend the Term of an Option or SAR, nor shall any such provision permit an Option or SAR to be exercised prior to six months after the date on which it was granted, except in the event of death or termination by reason of disability.
12.2 Subject to the provisions of the Plan and pursuant to the Code, no ISO shall be exercisable as an ISO after the date which is three months following a Grantee’s termination of employment for any reason other than disability or death, or twelve months following a Grantee’s termination of employment by reason of disability. Following a Grantee’s death, the executor, administrator or other person acquiring an ISO by bequest or inheritance or by reason of the death of the Grantee may exercise it at any time during its remaining Term, provided the deceased Grantee was an employee either at the time of his death or within three months prior to death.
12.3 The effect of death or termination of employment on Shares issued or issuable pursuant to any Restricted Stock Awards and on cash payable pursuant to a Performance Unit Award shall be as stated in the Award.
12.4 Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award. The Committee may specify in the terms and conditions of an Award, whether any authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.
13.	Provisions Relating to Termination of the Company’s Separate Existence
The Committee may provide that in the event the Company is to be wholly or partly liquidated, or agrees to participate in a merger, consolidation or reorganization in which it, or any entity controlled by it, is not the surviving entity, any and all Options and SARs granted under the Plan shall be immediately exercisable in full, any or all Restricted Stock Awards made under the Plan shall be immediately payable in full and any award agreement with respect to a Performance Unit Award will terminate and be of no further force and the amounts payable thereunder in such event shall be as specified in the award agreement. The Committee may also provide that the Grantees be paid the consideration received by stockholders in such transaction, minus (1) the Option price of the Grantee’s Options and (2) the Fair Market Value of Shares covered by SARs on the date of grant of the SARs, in full satisfaction of such Options and SARs.
14.	Writings Evidence Awards
Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of any benefits of an Award by the Grantee shall be conclusively presumed to be an assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.
15.	Exercise of Rights Under Awards
15.1 A person entitled to exercise an Option or SAR may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other information the Committee may prescribe.
15.2 In the case of an exercise of an Option, the notice shall be accompanied by payment in full for the purchase price of any Shares to be purchased with such payment being made (i) in cash; (ii) in Shares having a Fair Market Value equivalent to the purchase price of such Option; (iii) in a combination thereof; or (iv) by means of a cashless exercise pursuant to the cashless exercise program offered by the Company (if any, and to the extent allowed by law). No Shares shall be issued upon exercise of an Option until full payment has been made therefor.
15.3 The notice of exercise of an SAR shall be accompanied by the Grantee’s copy of the writing or writings evidencing the grant of the SAR and the related Option.

15.4 Upon exercise of an Option or SAR, or grant of a Restricted Stock Award but before a distribution of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Grantee or the Grantee and another person as joint tenants with right of survivorship or as tenants in common.
15.5 If a Right of First Refusal has been required for some or all of the Shares applicable to an Option, SAR, or Restricted Stock Award, the Grantee shall be required to acknowledge in writing his or her understanding of such Right of First Refusal and the legend which shall be placed on the certificates for such Shares.
15.6 All notices or requests provided for herein shall be delivered to the Secretary of the Company.
16.	Effective Date of the Plan and Duration
16.1 The Plan shall become effective on January 23, 2003, subject to approval within one (1) year thereafter by the Company’s stockholders.
16.2 No Awards may be granted under the Plan on or after January 22, 2013 although the terms of any Award may be amended at any time prior to the end of its Term in accordance with the Plan.
17.	Date of Award
The date of an Award shall be the date on which the Committee’s determination to grant such Award is final, or such later date as shall be specified by the Committee.
18.	Shareholder Status
No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.
19.	Postponement of Exercise
The Committee may postpone any exercise of an Option or SAR or the distribution of any portion of a Restricted Stock Award or the grant of Shares for such time as the Committee, in its discretion, may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option or an SAR or distributable in satisfaction of a Restricted Stock Award or pursuant to a grant of Shares under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares, or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (i) or (ii) above needs to be taken. The Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to recognize the exercise of an Option or an

SAR or to sell or issue shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the Term of an Option or SAR nor shorten the Term of any restriction attached to any Restricted Stock Award. Neither the Company nor its directors or officers shall have any obligation or liability to any Grantee, to the Grantee’s Successor or to any other person with respect to any Shares with respect to which the Option or SAR shall lapse because of such postponement or as to which issuance under a Restricted Stock Award was delayed.
20.	Termination, Suspension or Modification of Plan or Awards
The Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without authorization of the Company’s stockholders in accordance with the requirements of Section 16, effect any change (other than through adjustment for changes in capitalization as herein provided) which:
20.1 increases the aggregate number of Shares for which Awards may be granted;
20.2 lowers the minimum Option price;
20.3 lengthens the maximum period during which an Option or SAR may be exercised;
20.4 increases the maximum amount a Grantee may be paid upon the exercise of an SAR;
20.5 disqualifies any member of the Committee from being a “disinterested person” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended;
20.6 changes the class of employees eligible to receive Awards; or
20.7 extends the period of time during which Awards may be granted.
No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right. Except as described above, the Committee may amend the Plan and any Award granted under the Plan as the Committee deems necessary or appropriate to comply with Section 409A of the Code.
21.	Adjustment for Changes in Capitalization
Any increase in the number of outstanding Shares of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately in an increase in the aggregate number of Shares then available for the grant of Awards under the Plan, or becoming available through the termination, surrender or lapse of Awards previously granted but unexercised, and an increase in the number of Shares subject to Awards then outstanding; and in the number of Shares available for grant under Section 10; and a proportionate reduction shall be made in the per Share option price as to any outstanding Options. Any fractional shares resulting from such adjustment shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board shall make such adjustment in the number or class of Shares, remaining subject to Awards then outstanding and in the per Share Option price as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.
22.	Delivery of Shares in Lieu of Cash Incentive Awards
22.1 Any employee otherwise eligible for an Award under the Plan who is eligible to receive a cash incentive payment from the Company under any management incentive plan may make application to the Committee in such manner as may be prescribed from time to time by the Committee, to receive Shares from the Plan in lieu of all or any portion of such cash payment.
22.2 The Committee may in its discretion honor such application by delivering Shares from the Plan to such employee equal in Fair Market Value to that portion of the cash payment otherwise payable to the employee under such incentive plan for which a Share delivery is to be made in lieu of cash payment.
22.3 Any Shares delivered to employees under the Plan in lieu of cash incentive payments shall come from the aggregate number of Shares authorized for use by the Plan and shall not be available for any other Awards under the Plan.
23.	Non-Uniform Determination
The Committee’s determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards, the terms and provisions of Awards and the written material evidencing such Awards, the grant of additional benefits in connection with any Award, and the granting or rejecting of applications for delivery of Shares in lieu of cash bonus or incentive payments need not be uniform and may be made selectively among otherwise eligible employees, whether or not such employees are similarly situated.
24.	Taxes
The Company may withhold amounts necessary to satisfy its tax withholding obligations with respect to Awards.
25.	Tenure
An employee’s right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that he or she has been granted an Award. At the sole discretion of the Committee, an employee terminated for Cause may be required to forfeit all of his or her rights under the Plan, except as to Options or SARs already exercised and Restricted Stock Awards on which restrictions have already lapsed.
26.	Application of Proceeds
The proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes.
27.	Other Actions
Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including the right to grant options for proper corporate purposes otherwise than under the Plan to any person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.
28.	Governing Law
The Plan and all determinations made and action taken pursuant hereto shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to the principles of conflicts of law which might otherwise apply.
As amended July 20, 2006.